                                                                     EXHIBIT 4.1



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                TICKETS.COM, INC.

                            9% SENIOR PROMISSORY NOTE
                               DUE APRIL 13, 2002

$1,000,000                                                        March 15, 2002
                                                              New York, New York

               FOR VALUE RECEIVED, the undersigned, Tickets.com, Inc., a Delaware corporation (the "Company"), hereby promises to pay, subject to the terms and conditions of this Note, to the order of General Atlantic Partners 74, L.P. (the "Holder"), the principal amount of One Million United States Dollars ($1,000,000), with interest thereon as provided herein.

               1. Letter Agreement. This 9% Senior Promissory Note (this "Note") is issued pursuant to the Letter Agreement, dated the date hereof, between the Company and the Holder (as the same may be amended, supplemented or modified from time to time, the "Letter Agreement"). The Holder is entitled to the rights set forth in the Letter Agreement and this Note.

               2. Payments.

                      (a) All principal and accrued and unpaid interest on this Note shall be made in lawful money of the United States of America and in immediately available funds to the Holder's account that the Holder shall designate to the Company, on the earlier of (a) an Event of Default (as defined in Section 6 below) or (b) April 15, 2002 (the "Maturity Date").

                      (b) The Company may not prepay this Note.

               3. Interest. The Company promises to pay interest on the outstanding principal amount of this Note at the rate of nine percent (9%) per annum. Subject to Section 2(a), the Company shall pay accrued interest quarterly on March 31, June 30, September 30 and December 31 of each year or, if any such date shall not be a

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                                                                               2



Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on March 31, 2002. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on this Note shall be paid on each Interest Payment Date in U.S. dollars by wire transfer of immediately available funds to an account designated in writing prior to the date thereof by the Holder. Notwithstanding the foregoing, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 3 plus 2% per annum, and, upon and during the occurrence of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to this Section 3 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply. Notwithstanding anything herein to the contrary, the interest payable by the Company with respect to this Note shall not exceed the maximum amount permitted by applicable law.

               4. Rank. This Note shall be senior to all indebtedness of the Company.

               5. Covenants. The Company covenants to the Holder that

                      (a) from the date hereof until all amounts owing hereunder have been paid in full, the Company shall: (i) punctually pay the interest and principal on this Note in the manner specified in this Note, and any other liabilities due under this Note and (ii) execute and deliver, or cause to be executed and delivered, upon the Holder's request and at the Company's expense, such additional documents, instruments and agreements as the Holder may reasonably determine to be necessary or advisable to carry out the provisions of this Note and the transactions and actions contemplated hereunder;

                      (b) promptly give written notice to the Holder of any Event of Default;

                      (c) from the date hereof until all amounts owing hereunder have been paid in full, the Company shall not, and shall cause its subsidiaries not to, create, assume, incur or suffer to exist any Lien on any asset now owned or hereafter acquired by it; and


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                                                                               3



                      (d) until the aggregate principal amount of this Note is paid in full, together with accrued and unpaid interest thereon, the Company shall not issue, assume, guarantee or suffer to exist any indebtedness without the consent of the Holder other than purchase money security interests, and capital and operating leases.

               6. Events of Default. Notwithstanding anything to the contrary provided herein, the occurrence of any one or more of the following shall be an "Event of Default" hereunder and, upon the occurrence of an Event of Default, all principal and interest due hereunder shall be immediately due and payable:

                      (a) if default by the Company shall be made in the payment when due of principal or interest under this Note, and such default shall be continuing;

                      (b) if default by the Company shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, or to the terms of the Letter Agreement, and such default shall continue for five days after the earlier of (i) the date of such default and (ii) the date written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Company by the Holder;

                      (c) if any representation, warranty, certification or statement made by or on behalf of the Company in the Letter Agreement, this Note or in any certificate or other document delivered pursuant thereto, shall have been incorrect in any material respect when made, unless the same is capable of being cured or corrected and is promptly cured or corrected (but in any event not later than three days) and prior to being cured or corrected does not have a material adverse effect on the Condition of the Company;

                      (d) if the Company or its subsidiaries shall: (i) fail to pay any indebtedness the aggregate outstanding principal amount of which is in excess of $250,000, including but not limited to indebtedness for borrowed money (other than the payment obligations relating to payments made pursuant to the terms of this Note) of the Company or its subsidiaries, as the case may be, or any interest or premium thereon, when due and such failure shall continue after any applicable grace period; or (ii) fail to perform or observe, and such failure shall continue after any applicable grace period, any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness the aggregate outstanding principal amount of which as to any or all of the Company or its subsidiaries is in excess of $250,000, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness; or (iii) permit any such indebtedness, the aggregate outstanding principal amount of which is in excess of $250,000, to have been declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;



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                                                                               4




                      (e) if one or more final judgments with no right of appeal for the payment of money in an aggregate amount in excess of $100,000 (to the extent not covered by insurance) shall be rendered against the Company or any of its subsidiaries and such judgments remain undischarged for thirty (30) days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any of its subsidiaries to enforce any such judgment;

                      (f) if the Company or any of its subsidiaries shall file a petition in bankruptcy or for an arrangement or for reorganization, or, if, by decree of a court of competent jurisdiction, the Company shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

                      (g) if any of the creditors of the Company or any of its subsidiaries shall file an involuntary petition in bankruptcy against the Company or any of its subsidiaries, or for reorganization of the Company or any of its subsidiaries, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed.

               7. Certain Remedies. Any registered Holder of this Note shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Note and to enforce specifically the terms and provisions of this Note in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

               8. Full Recourse. The Company hereby agrees and covenants that the Holder shall have full recourse against the Company for the payment of the entire principal amount of this Note and all accrued interest thereon.

               9. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy hereunder or any other document referred to herein, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

               10. Remedies Not Waived. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

               11. Waiver of Protest, Presentment, etc. The Company hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.


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                                                                               5



               12. Currency; Business Day. All payments of interest and principal under this Note shall be made in lawful money of the United States of America. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

               13. Transfer; Assignment. The Holder acknowledges that this Note has not been registered under the Securities Act, or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act; provided, however, that the Holder may at any time transfer this Note to any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended). Neither this Note nor the rights, duties and obligations of the Company hereunder may be assigned by the Company at any time, by operation of law or otherwise, without the prior written consent of the Holder.

               14. Definitions. As used in this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires.

               "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

               "Company" shall have the meaning ascribed to it in the first paragraph of this Note.

               "Condition of the Company" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

               "Event of Default" shall have the meaning ascribed to it in
Section 6 hereof.

               "Holder" shall have the meaning ascribed to it in the first paragraph of this Note.

               "Interest Payment Date" shall have the meaning ascribed to it in
Section 3 hereof.

               "Letter Agreement" shall have the meaning ascribed to it in
Section 1 hereof.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, obligation, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

               "Maturity Date" shall have the meaning ascribed to it in Section
2 hereof.
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                                                                               6



               "Note" shall have the meaning ascribed to it in Section 1 hereof.

               "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

               15. Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                      (i)    if to the Company:

                             Tickets.com, Inc.
                             555 Anton Boulevard, 12th Floor
                             Costa Mesa, CA 92626
                             Telecopy:  (714) 327-5410
                             Attention:  Ronald Bension

                             with a copy to:

                             Brobeck Phleger & Harrison LLP
                             550 South Hope Street
                             Los Angeles, CA 90071-2604
                             Telecopy:  (213) 745-3345
                             Attention:  Richard S. Chernicoff, Esq.

                      (ii)   if to the Holder:

                             c/o General Atlantic Service Corporation
                             3 Pickwick Plaza
                             Greenwich, CT 06830
                             Telecopy:  (203) 622-8818
                             Attention:  Matthew Nimetz
                                         Thomas J. Murphy

                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, NY 10019-6064
                             Telecopy:  (212) 757-3990
                             Attention:  Douglas A. Cifu, Esq.

Any party may by notice given in accordance with this Section 15 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if

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                                                                               7



personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; and when receipt is mechanically acknowledged, if telecopied.

               16. Amendment. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by the Company or the Holder from the terms of any provision of this Note, shall be effective (i) only if it is made or given with respect to all Convertible Notes in writing and signed by the Company and the Holder and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Note, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               17. Expenses. The Company shall reimburse the Holder for all its reasonable costs and expenses, including, without limitation, all reasonable legal fees, disbursements and other charges of counsel, incurred in connection with any enforcement of this Note and the Holder's rights hereunder.

               18. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE STATE OF NEW YORK. SERVICE OF PROCESS BY THE HOLDER IN CONNECTION WITH ANY DISPUTE SHALL BE BINDING ON THE COMPANY IF SENT TO THE COMPANY BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 15 HERETO. THE COMPANY WAIVES ANY RIGHT THE COMPANY MAY HAVE TO JURY TRIAL.

               19. Successors and Assigns. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

               20. Headings. The headings in this Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof and do not constitute part of this Note.



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                                                                               8



               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            TICKETS.COM, INC.


                                            By: s/ Ronald Bension
                                                ---------------------------
                                                Name:  Ronald Bension
                                                Title: Chief Executive Officer